UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 East 29th Street, 10th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(425) 783-3616

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2018, Katherine Breedis was appointed Chief Financial Officer of MeiraGTx Holdings plc (the “Company”), effective on October 2, 2018.

Ms. Breedis, age 55, served as Managing Director, Equity Research and Senior Analyst, Biotechnology & Major Pharmaceuticals at Stifel Nicolaus & Company from 2015 to 2017 where she published equity research and hosted institutional investor client events with a focus predominantly on the large-, mid- and small-cap Biotechnology sector. From 2014 to 2015, Ms. Breedis served as a Senior Director, Corporate Strategy at Pfizer Inc. where she led and participated in cross-functional strategic business initiatives to support Pfizer’s executive leadership team and board of directors, including Pfizer’s long range corporate strategic plan. From 2009 to 2012, she served as a Senior Director, Global External Research & Development at Eli Lilly & Company where she was responsible for sourcing acquisition and licensing opportunities across Eli Lilly’s core therapeutic areas on the East Coast as well as contributing to multiple M&A and licensing deal assessments, transactions and strategic projects. Prior to that, Ms. Breedis was a senior analyst with Schroders, Goldman Sachs and Citigroup Asset Management and held several other senior positions in corporate finance and merchant banking with GE Capital and Creditanstalt-Bankverein. Ms. Breedis received a B.A. in Economics and Art History from Wheaton College and is a Chartered Financial Analyst (CFA) and Chartered Market Technician (CMT). She also serves as an advisor to the Rockefeller University Robertson Therapeutic Development Fund.

Employment Offer Letter

In connection with her appointment as Chief Financial Officer, the Company entered into an employment offer letter with Ms. Breedis on October 2, 2018 (the “Offer Letter”), pursuant to which Ms. Breedis is entitled to receive an annual base salary of $365,000. Ms. Breedis is also eligible to participate in the Company’s annual, discretionary year-end incentive compensation plan, which may include cash and/or options to purchase the Company’s ordinary shares. Ms. Breedis has a target bonus under this annual incentive plan equal to 40% of her base salary, which is payable based on the Company’s and her performance. Ms. Breedis is also eligible to participate in the Company’s employee benefit plans and programs generally available to the Company’s employees. Pursuant to the terms of her offer letter, on October 2, 2018, Mr. Breedis was granted under the MeiraGTx plc 2018 Incentive Award Plan an option to purchase 40,000 of the Company’s ordinary shares. These options vest over a four-year period, with 25% vesting on October 2, 2019 and the remaining 75% vesting in 36 equal monthly installments thereafter.

The foregoing description of the Offer Letter does not purport to be complete and are subject to, and qualified in its entirety by, the full text of such Offer Letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Offer Letter, dated October 2, 2018, between MeiraGTx Holdings plc and Katherine Breedis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2018

MEIRAGTX HOLDINGS PLC

By:	/s/ Richard Giroux
Name:	Richard Giroux
Title:	Chief Operating Officer

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